Exhibit 12(b)

CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906

OF THE SARBANES-OXLEY ACT

Bev Hendry, Principal Executive Officer, and Andrea Melia, Principal Financial Officer, of Aberdeen Global Select Opportunities Fund Inc., a Maryland corporation (the “registrant”), each certify that:

1.

The registrant’s periodic report on Form N-CSR for the period ended October 31, 2014 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Bev Hendry
Bev Hendry
Principal Executive Officer
Aberdeen Global Select Opportunities Fund Inc.

Date: December 29, 2014

/s/ Andrea Melia
Andrea Melia
Principal Financial Officer
Aberdeen Global Select Opportunities Fund Inc.

Date: December 29, 2014

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.